Exhibit 16.1

Hein & Associates LLP 500 Dallas St. Suite 2500 Houston, Texas 77002	www.heincpa.com P 713-850-9814 F 713-850-0725

September 14, 2012

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Encom Group, Inc.’s statements included under Item 4.01(a) of its Form 8-K/A-1 filed on September 14, 2012 and we agree with such statements concerning our firm.

Hein & Associates LLP